Exhibit 5.1

October 13, 2015

SolarCity Corporation

3055 Clearview Way

San Mateo, California 94402

Ladies and Gentlemen:

We have acted as counsel to SolarCity Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-199321) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on October 15, 2014, and the Base Prospectus dated October 15, 2014 included in the Registration Statement (the “Base Prospectus”), as supplemented by the Program Prospectus Supplement dated March 9, 2015, as filed by the Company with the Commission under Rule 424(b) on March 9, 2015 (the “Program Supplement”), and the Pricing Supplement dated October 13, 2015, as filed by the Company with the Commission under Rule 424(b) on October 13, 2015 (the “Pricing Supplement”), relating to the issuance by the Company of up to (i) $5,000,000 aggregate principal amount of 1.60% Solar Bonds, Series 2015/C108-1 (the “Series C108-1 Solar Bonds”); (ii) $5,000,000 aggregate principal amount of 2.65% Solar Bonds, Series 2015/C109-3 (the “Series C109-3 Solar Bonds”); (iii) $5,000,000 aggregate principal amount of 3.60% Solar Bonds, Series 2015/C110-5 (the “Series C110-5 Solar Bonds”); (iv) $5,000,000 aggregate principal amount of 4.70% Solar Bonds, Series 2015/C111-10 (the “Series C111-10 Solar Bonds”); and (v) $5,000,000 aggregate principal amount of 5.45% Solar Bonds, Series 2015/C112-15 (the “Series C112-15 Solar Bonds” and, together with the Series C108-1 Solar Bonds, the Series C109-3 Solar Bonds, the Series C110-5 Solar Bonds and the Series C111-10 Solar Bonds, the “Solar Bonds”), pursuant to a Distribution Agreement dated March 9, 2015 between the Company and Incapital LLC (the “Distribution Agreement”).

The Series C108-1 Solar Bonds are to be issued under and pursuant to the provisions of an Indenture dated as of October 15, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a One Hundred-and-Thirty-Fifth Supplemental Indenture dated as of October 13, 2015, between the Company and the Trustee (the “One Hundred-and-Thirty-Fifth Supplemental Indenture”).  The Series C109-3 Solar Bonds are to be issued under and pursuant to the Base Indenture, as supplemented by a One Hundred-and-Thirty-Sixth Supplemental Indenture dated as of October 13, 2015, between the Company and the Trustee (the “One Hundred-and-Thirty-Sixth Supplemental Indenture”).  The Series C110-5 Solar Bonds are to be issued under and pursuant to the Base Indenture, as supplemented by a One Hundred-and-Thirty-Seventh Supplemental Indenture dated as of October 13, 2015, between the Company and the Trustee (the “One Hundred-and-Thirty-Seventh Supplemental Indenture”).  The Series C111-10 Solar Bonds are to be issued under and

SolarCity Corporation

October 13, 2015

pursuant to the Base Indenture, as supplemented by a One Hundred-and-Thirty-Eighth Supplemental Indenture dated as of October 13, 2015, between the Company and the Trustee (the “One Hundred-and-Thirty-Eighth Supplemental Indenture”).  The Series C112-15 Solar Bonds are to be issued under and pursuant to the Base Indenture, as supplemented by a One Hundred-and-Thirty-Ninth Supplemental Indenture dated as of October 13, 2015, between the Company and the Trustee (the “One Hundred-and-Thirty-Ninth Supplemental Indenture”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, including the Base Prospectus, the Program Supplement and the Pricing Supplement;
(ii)	the Distribution Agreement;
(iii)	the Amended and Restated Certificate of Incorporation of the Company, as further amended and supplemented and certified by an officer of the Company to be currently in effect (the “Charter”);
(iv)	the Amended and Restated Bylaws of the Company, as certified by an officer of the Company to be currently in effect (the “Bylaws”);
(v)

the Base Indenture, the One Hundred-and-Thirty-Fifth Supplemental Indenture, the One Hundred-and-Thirty-Sixth Supplemental Indenture, the One Hundred-and-Thirty-Seventh Supplemental Indenture, the One Hundred-and-Thirty-Eighth Supplemental Indenture, the One Hundred-and-Thirty-Ninth Supplemental Indenture and specimens of the Series C108-1 Solar Bonds, Series C109-3 Solar Bonds, Series C110-5 Solar Bonds, Series C111-10 Solar Bonds and Series C112-15 Solar Bonds; and

(vi)

the corporate actions (including resolutions of the board of directors of the Company and resolutions of the Offering Committee of the board of directors of the Company) that provide for, among other things, the approval of the Solar Bonds.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic,

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October 13, 2015

certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the Delaware General Corporation Law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Series C108-1 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the One Hundred-and-Thirty-Fifth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C108-1 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Series C109-3 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the One Hundred-and-Thirty-Sixth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C109-3 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the Series C110-5 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the One Hundred-and-Thirty-Seventh Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C110-5 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the Series C111-10 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the One Hundred-and-Thirty-Eighth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C111-10 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

SolarCity Corporation

October 13, 2015

5. When the Series C112-15 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the One Hundred-and-Thirty-Ninth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C112-15 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs (1) through (5) above regarding the enforceability of the Solar Bonds are, in each instance, limited by (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing; and (b) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the Program Supplement and Base Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

[Signature page follows]

SolarCity Corporation

October 13, 2015

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP